CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 9, 2000, relating to the financial statements and financial highlights which appears in the March 31, 2000 Annual Report to Shareholders of Institutional Daily Income Fund which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements", and "Counsel and Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
July 26, 2000